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                                                             Exhibit 12(a)(1)(E)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                   BOISE CASCADE OFFICE PRODUCTS CORPORATION
                                       AT
                              $16.50 NET PER SHARE
                                       BY

                         BOISE ACQUISITION CORPORATION,

                          A WHOLLY-OWNED SUBSIDIARY OF

                           BOISE CASCADE CORPORATION
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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  APRIL 19, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                  MARCH 22, 2000

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase dated March 22, 2000, and the related Letter of Transmittal (which together with any amendments or supplements constitute the "Offer"), relating to an offer by Boise Acquisition Corporation ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Boise Cascade Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Boise Cascade Office Products Corporation, a Delaware corporation ("BCOP"), at $16.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    We are the holder of record of Shares held for your account. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND YOU CANNOT USE IT TO TENDER SHARES. Only we, as the holder of record, can tender your Shares pursuant to your instructions. We request your instructions as to whether you want to tender any or all of the Shares we hold for your account, pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

    1. The offer price is $16.50 per Share, net to you in cash, without interest.

    2.  The Offer is being made for all outstanding Shares.

    3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated March 12, 2000 (the "Merger Agreement"), by and among Parent, BCOP, and Purchaser. The Merger Agreement provides, among other things, for Purchaser to make the Offer, and further provides that after the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into BCOP (the "Merger"). BCOP will continue as the surviving corporation after the Merger and will be a wholly-owned subsidiary of Parent.

    4. BCOP's Board of Directors, based on the unanimous recommendation of a committee of independent directors of BCOP, has approved the Offer, the Merger, and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger, and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of

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       BCOP's shareholders, and recommends that BCOP's shareholders accept the
       Offer and tender their Shares.

    5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, April 19, 2000, unless extended.

    6. The Offer is conditioned upon, among other things, the satisfaction or waiver of certain conditions to the obligations of Parent and BCOP to consummate the Offer, including the tender of a majority of the shares of BCOP's common stock not beneficially owned by Parent or any of Parent's subsidiaries.

    7. Shareholders who tender Shares will not have to pay brokerage commissions, or, except as set forth in Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Parent pursuant to the Offer.

    If you wish us to tender any or all of your Shares, please complete, sign, and return the enclosed form in the return envelope. You should forward your instructions to us in ample time to permit us to tender on your behalf before the Offer expires.

    PLEASE NOTE THAT IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, WE WILL TENDER ALL YOUR SHARES UNLESS YOU DIRECT OTHERWISE IN THE INSTRUCTIONS.

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                                  INSTRUCTIONS

                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

    The undersigned acknowledge(s) receipt of the letter above and the enclosed Offer to Purchase dated March 22, 2000, and the related Letter of Transmittal relating to the offer by Boise Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Boise Cascade Corporation, a Delaware corporation, to purchase shares of common stock, par value $.01 per share (the "Shares") of Boise Cascade Office Products Corporation, a Delaware corporation.

    This instructs you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

*******************************************

                        NUMBER OF SHARES TO BE TENDERED

                               __________ Shares

*******************************************

Account Number__________________________________________________________________

Dated_____________________________________________________________________, 2000

                                   SIGN HERE

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                                  Signature(s)

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                                 Print Name(s)

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                                  Address(es)

Telephone Number________________________________________________________________
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                        Tax ID or Social Security Number

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